SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-12g

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Herzog International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	87-0438447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5550 South Fort Apache Road, #102 Las Vegas, Nevada 89148
(Address of principal executive offices)

786-518-5799

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
100,000,000 Shares Common at par value $.001 USD per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control SEC 1396 (05-19) number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Business Not applicable
Item 1A	Risk Factors Not applicable
Item 2	Financial Information Not applicable
Item 3	Properties Not applicable
Item 4	Security Ownership of Certain Beneficial Owners and Management Not applicable
Item 5	Directors and Executive Officers Not applicable
Item 6	Executive Compensation Not applicable
Item 7	Certain Relationships and Related Transactions, and Director Independence. Not applicable.
Item 8	Legal Proceedings Not applicable
Item 9	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters Not applicable
Item 10	Recent Sales of Unregistered Securities Not applicable
Item 11	Descripion of registrant's Securities to be Registered Not applicable
Item 12	Indemnification of Directors and Officers Not applicable
Item 13	Financial Statements and Supplementary Data Not applicable
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure Not applicable
Item 15	Financial Statements and Exhibits Not applicable

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HERZOG INTERNATIONAL HOLDINGS, INC.

By:	/s/ Guillermo Toledo
Name:Guillermo Toledo Title:Director Date:March 18, 2021